UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K



                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                January 28, 2004
                                (Date of earliest
                                 event reported)





       Commission File           Name of Registrant; State of Incorporation; Address of        IRS Employer
       Number                    Principal Executive Offices; and Telephone Number             Identification Number
       ---------------------     ----------------------------------------------------------    ------------------------
       1-16169                   EXELON CORPORATION                                            23-2990190
                                 (a Pennsylvania corporation)
                                 10 South Dearborn Street - 37th Floor
                                 P.O. Box 805379
                                 Chicago, Illinois 60680-5379
                                 (312) 394-7398

       1-1839                    COMMONWEALTH EDISON COMPANY                                   36-0938600
                                 (an Illinois corporation)
                                 10 South Dearborn Street - 37th Floor
                                 P.O. Box 805379
                                 Chicago, Illinois 60680-5379
                                 (312) 394-4321

       1-1401                    PECO ENERGY COMPANY                                           23-0970240
                                 (a Pennsylvania corporation)
                                 P.O. Box 8699 2301 Market Street
                                 Philadelphia, Pennsylvania 19101-8699
                                 (215) 841-4000

       333-85496                 EXELON GENERATION COMPANY, LLC                                23-3064219
                                 (a Pennsylvania limited liability company)
                                 300 Exelon Way
                                 Kennett Square, Pennsylvania 19348
                                 (610) 765-6900

Item 5. Other Events

On January 29, 2004, Exelon Corporation (Exelon) issued a press release announcing the election of Honorable Nelson A. Diaz to the board of directors. A copy of the press release is attached as Exhibit 99.

Mr. Diaz will fill the vacancy created by the resignation of Richard Glanton, who was appointed to the position of Senior Vice President-Corporate Development of Exelon in 2003.

Item 9. Regulation FD Disclosure

As previously announced, on January 28, 2004 Exelon conducted its Fourth Quarter 2003 Earnings Conference Call. The call was open to all on a listen-only basis and was audio web-cast. Telephone replays will be available through February 13, 2004. The U.S. call-in number is 877-519-4471 and the international call-in number is 973-341-3080. The confirmation code number is 4396478.
In addition, the call will be archived on Exelon's web site, www.exeloncorp.com; please select the Investor Relations page.

During the call, management reviewed Exelon's Earnings Release for the quarter and year ended December 31, 2003, which was furnished to the SEC on Form 8-K on January 28, 2004. Clarification of other matters management discussed includes:

     1.   Key assumptions in Exelon's 2004 earnings guidance, including:

          o    Nuclear capacity factor: 93.5% - about flat with 2003
          o Volume retention at PECO Energy Company (PECO): 87% - down from 91% in 2003
          o Volume retention at Commonwealth Edison Company (ComEd): 75% - down from 80% in 2003
          o    Delivery growth at PECO and ComEd: 1.4% and 1.2%, respectively
          o    Effective income tax rate: 30.5% based on GAAP results

     2. Exelon estimates that its net cash inflows from ongoing operations from 2004 through 2006 will approximate $1.0 to $1.3 billion. In addition to this net cash inflow from ongoing operations, over the next three years (2004 through 2006), Exelon anticipates:

          o Approximately $180 million of positive cash flows associated with the transition out of its ownership interest in Boston Generating, LLC;
          o Approximately $225 million of cash inflows associated with the eventual transition out of its ownership interest in Sithe Energies, Inc.;
          o Approximately $200 million of cash inflows from the eventual disposition of certain businesses of Exelon Enterprises Company, LLC (Enterprises); and
          o Up to $120 million of cash inflows from Exelon's existing investment in synthetic fuel producing facilities.

         Also, for the two-year period of 2007 and 2008, Exelon anticipates total cash inflows of up to $120 million from its existing investment in synthetic fuel producing facilities.

     3. Exelon estimates that its investment in synthetic fuel producing facilities will have a favorable impact on 2004 earnings per average diluted common share of $0.17 per share.

     4. The book value of the Enterprises' assets to be sold or disposed of which are not already contracted for sale was approximately $165 million at December 31, 2003.



                                      *****

This combined Form 8-K is being filed separately by Exelon, ComEd, PECO and Exelon Generation Company, LLC (Generation) (Registrants). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein, as well as the items discussed in (a) the Registrants' 2002 Annual Report on Form 10-K - ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Outlook and the Challenges in Managing Our Business for each of Exelon, ComEd, PECO and Generation, (b) the Registrants' 2002 Annual Report on Form 10-K - ITEM 8. Financial Statements and Supplementary Data: Exelon - Note 19, ComEd - Note 16, PECO - Note 18 and Generation - Note 13 and (c) other factors discussed in filings with the United States Securities and Exchange Commission (SEC) by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                            EXELON CORPORATION
                            COMMONWEALTH EDISON COMPANY
                            PECO ENERGY COMPANY
                            EXELON GENERATION COMPANY, LLC

                            /s/  Robert S. Shapard
                            -------------------------------------
                            Robert S. Shapard
                            Executive Vice President and Chief Financial Officer Exelon Corporation


February 10, 2004